Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the LiveVox Holdings, Inc. 2021 Equity Incentive Plan of LiveVox Holdings, Inc. of our report dated March 11, 2022, with respect to the consolidated financial statements of LiveVox Holdings, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

March 11, 2022